UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (423) 636-1555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 18, 2010, American Patriot Financial Group, Inc. (the “Company”), the holding company for American Patriot Bank (the “Bank”), received from the Federal Deposit Insurance Corporation (“FDIC”), a Supervisory Prompt Corrective Action Directive (“Directive”), dated August 17, 2010, due to the Bank’s “significantly undercapitalized” status.  The Directive requires that the Bank submit an acceptable capital restoration plan on or before August 31, 2010 providing that, among other things, at a minimum, the Bank shall restore and maintain its capital to the level of “adequately capitalized.” The Company will be required to provide the FDIC assurance in the form of a financial commitment and guaranty that the Bank will comply with the Bank’s capital restoration plan until the Bank has been adequately capitalized on average during each of four consecutive quarters and, in the event the Bank fails to so comply, to pay to the Bank the lesser of five percent of the Bank's total assets at the time the Bank was undercapitalized, or the amount which is necessary to bring the Bank into compliance with all capital standards applicable to the Bank at the time it failed to comply. In the event that the Bank does not increase its capital in accordance with the requirements of the Directive, the Bank will be required under the Directive to take immediately any necessary action to result in the Bank’s acquisition by another depository institution holding company or merge with another insured depository institution.

The Directive also reiterates a number of restrictions already imposed on the Bank by the FDIC, including, but not limited to, limitations on the Bank’s ability to pay dividends, to pay management fees to the Company, to grow the Bank’s asset base, to make acquisitions, establish new branches or engage in new lines of business, to pay board and committee fees, to accept, renew or rollover brokered deposits and to pay interest rates on deposits above prescribed national rates. The terms of the Directive require that the Directive shall remain effective until the Bank has been “adequately capitalized” on average for four consecutive calendar quarters.

The foregoing description of the Directive is qualified in its entirety by reference to the Directive, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	FDIC Supervisory Prompt Corrective Action Directive, dated August 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer

Date:	August 23, 2010

EXHIBIT INDEX

99.1	FDIC Supervisory Prompt Corrective Action Directive, dated August 17, 2010.